United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                          May 10, 2006
Date of Report (Date of earliest event reported)

    OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6749-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
          New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2006, Overseas Shipholding Group, Inc., and its wholly owned subsidiaries, OSG Bulk Ships, Inc. and OSG International, Inc., (collectively, the "Borrowers"), entered into a second pooled assignment and amendment (the "Amendment") to the credit agreement dated as of February 9, 2006 (the "Credit Facility") with the lenders who are parties to the Credit Facility from time to time, as lenders, and DnB NOR Bank ASA, New York Branch, as administrative agent.

Pursuant to the Amendment, the amount that the Borrowers may borrow under the Credit Facility for the seven-year term increased from $1.5 billion to $1.8 billion, except that after five years the maximum amount the Borrowers may borrow under the Credit Facility is reduced by $150 million and after six years such amount is further reduced by an additional $150 million. The Amendment also designates Lloyds TSB Bank plc and Royal Bank of Scotland as additional Lead Arrangers for the Credit Facility

The summary of the Amendment contained herein is not complete and is qualified in its entirety by the terms and provisions of the Amendment, a copy of which is filed herewith as Exhibit 4.1.

Section 9 - Financial Statements and Exhibits.

Item 9.01 - Financial Statements and Exhibits.

                  (d) Exhibits

Exhibit No.	Description
4.1	Second Pooled Assignment and Amendment dated as of May 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overseas Shipholding Group, Inc.
(Registrant)
By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: May 16, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Pooled Assignment and Amendment dated as of May 10, 2006